EXHIBIT 10.1
STOCK PURCHASE AGREEMENT WITH JOCKS & JILLS PRADO, INC. AND DIVINE EVENTS, INC.


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                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT entered into on the 18th day of October, 1996 (the "Agreement Date"), by and among Joseph Rollins (the "Seller"), Jocks & Jills Prado, Inc. ("Prado"), Divine Events, Inc. ("Divine"), and Classic Restaurants International, Inc. ("Purchaser").

         WHEREAS, the Seller owns 67.5% of the issued and outstanding common stock of Prado (the "Prado Stock") and 60.75% of the issued and outstanding common stock of Divine (the "Divine Stock" and with the Prado Stock, the "Stock"); and

         WHEREAS, the Seller has agreed to sell all of the Stock to the Purchaser, and the Purchaser has agreed to purchase all of the Stock from the Seller, on the terms and conditions set forth herein; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties, and in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

         1. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from Seller, all of the Stock.

         2. PURCHASE PRICE. The purchase price for the Stock shall be $1,800,000 (the "Purchase Price"). The Purchaser shall pay the Purchase Price at Closing in cash.

         3. EARNEST MONEY DEPOSIT. Within two days of execution of this Agreement, the Purchaser shall deposit $50,000 (the "Earnest Deposit") in with the Seller. In addition, each time the Purchaser requests a thirty day extension of the Closing Date pursuant to Paragraph 7 herein, the Purchaser shall simultaneously pay to the Seller an additional $10,000 as an additional Earnest Deposit. In the event Closing occurs, the Earnest Deposit shall be applied to the Purchase Price. In the event Closing does not occur, then the Earnest Deposit shall be disposed of pursuant to Paragraph 11 herein.

         4. BROKER'S FEE. The parties acknowledge that National Restaurant Brokers, Inc. ("Broker") has acted as a broker in this transaction and will be due a brokerage fee in the event Closing occurs under this Agreement. The Seller shall be responsible for $112,500 of the Broker's fee, and the Purchaser shall be responsible for any amount over $112,500. Other than Broker, there are no brokers involved in this transaction. Seller represents to Purchase that, other than the Broker, neither Seller, Prado nor Divine have engaged any broker or agent in regard hereto or to the sale and purchase of the Property or the Stock, and Seller hereby agrees to indemnify Purchaser and hold Purchaser harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys' fees and cost of litigation) Purchaser shall ever suffer or incur because of any claim by any broker or agent claiming by, through or under Seller, Prado or Divine, whether or not meritorious, for any fee, commission or other compensation with respect hereto or to the sale and purchase of the Property or the Stock provided herein.Purchaser represents to Seller that it has not engaged any broker or agent in regard hereto or to the sale and purchase of the Property or the Stock, and Purchaser hereby agrees to indemnify Seller and hold Seller harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys' fees and cost of litigation)

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Seller shall ever suffer or incur because of any claim by any broker or agent claiming by, through or under Purchaser, whether or not meritorious, for any fee, commission or other compensation with respect hereto or to the sale and purchase of the Property or the Stock provided herein.

         5. CLOSING COSTS. The Seller shall pay all normal and customary closing costs, including the fees of Broker and all recording costs and transfer taxes, if applicable. Each party shall bear their own legal, accounting and auditing costs, and in particular any costs incurred by the Purchaser to obtain an audit of the financial statements of Prado or Divine, as well as any other costs incurred by the Purchaser for due diligence, shall be borne exclusively by the Purchaser.

         6. DUE DILIGENCE BY PURCHASER. Promptly after execution of this Agreement, the Seller, Prado and Divine shall provide the Purchaser, and its engineers, accountants, attorneys, agents and representatives with:

         a) unaudited financial statements for Prado and Divine (which include a balance sheet, statement of income and expenses, and statement of cash flows) for the years ended December 31, 1995, and December 31, 1994, and for the six months ended June 30, 1996;

         b) copies of any liens, claims, encumbrances or lease agreements affecting the assets of Prado or Divine;

         c) access to all corporate books and records of Prado and Divine on reasonable notice during normal business hours;

         d) access to all other books and records of Prado and Divine on reasonable notice during normal business hours;

         e) access to inspect all physical locations at which Prado and Divine conduct business on reasonable notice during normal business hours.

         The Purchaser shall have the right until November 30, 1996 to terminate this Agreement in the event its due diligence indicates that the Seller has materially breached any of the representations and warranties contained in paragraph 9 of this Agreement.

         7. CLOSING DATE. The transactions contemplated by this Agreement shall occur on or before November 30, 1996 (the "Closing Date"), in the offices of Mottern & Van Gelderen, 2200 Century Parkway, Suite 200, Atlanta, Georgia 30345 (hereinafter, the "Closing"), unless another date and time is subsequently agreed to by the parties; provided, however, that the Purchaser shall have the right to extend the Closing for three thirty (30) day periods upon written notice to Seller and payment of $10,000 as an additional Earnest Deposit pursuant to Paragraph 3 herein.

         8. UNDERTAKINGS BY PRADO AND DIVINE PRIOR TO THE CLOSING DATE. Between the Agreement Date and the Closing Date, Prado and Divine shall not and the Seller shall not cause Prado and Divine to:

         a) transfer any assets, incur any obligation or engage in any transaction other than in the ordinary course of business;


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         b) change the compensation or benefits of, or pay any bonus to, any officer, director or employee other than in the normal course of business;

         c) terminate any registration or license, or allow any such registration or license to lapse;

         d) declare or pay any dividend, or redeem any capital stock; provided that Prado and Divine may declare one or more dividends provided their combined net worth is not less than $1,323,467.01 as of the Closing Date.

         9. REPRESENTATIONS AND WARRANTIES OF THE SELLER, PRADO AND DIVINE. The Seller, Prado and Divine warrant and represent, to the best of their knowledge after due investigation, as of the Agreement Date and the Closing Date, that:

         a) Prado is a validly formed corporation in good standing under the laws of the State of Georgia, and all franchise taxes and fees required to maintain it in good standing have been paid;

         b) Divine is a validly formed corporation in good standing under the laws of the State of Georgia, and all franchise taxes and fees required to maintain it in good standing have been paid;

         c) the Seller, Prado and Divine are authorized to execute, deliver and perform this Agreement according to its terms;

         d) the Prado Stock constitutes 67.5% of the issued and outstanding capital stock of Prado;

         e) the Divine Stock constitutes 60.75% of the issued and outstanding capital stock of Divine;

         f) the Stock is not encumbered by any lien, claim or encumbrance, and will be sold, assigned, conveyed and transferred to the Purchaser free of any lien, claim, debt, or obligation whatsoever;

         g) Prado and Divine are operating in full compliance with the laws, rules and regulations of any and all regulatory agencies having jurisdiction over Prado and Divine;

         h) there is no claim, judgment, complaint or lawsuit pending or threatened against Prado, Divine or the Seller, except as disclosed on Exhibit "A" attached hereto;

         i) Prado and Divine are not in default or past due with respect to an obligation except as disclosed on Exhibit "A" attached or local agency;

         j) the Seller, Prado or Divine have not filed bankruptcy under Title
         11. U.S. Code. or any other debt relief law, have not had a receiver appointed, have not made an assignment for the benefit of creditors, and have not been found or adjudicated insolvent by any court or tribunal;


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         k) the financial statements provided to the Purchaser pursuant to
         Paragraph 6(a) of this Agreement are prepared according to GAAP and accurately reflect the assets, liabilities and financial condition of Prado and Divine as of the date(s) thereof.

         10. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants as of the date of this Agreement, and as the Closing Date, the following:

         a) the Purchaser is a validly formed corporation in good standing under the laws of the State of Colorado, and all franchise taxes and fees required to maintain the Purchaser in good standing have been paid;

         b) the Purchaser is authorized to execute, deliver and perform this Agreement according to its terms.

         11. TERMINATION OF AGREEMENT. In the event of a termination of this Agreement due to the exercise by Purchaser of its right to terminate the Agreement in paragraph 6 herein, then neither party shall have any liability to the other, including particularly for any incidental or consequential damages which each may have incurred or suffer as consequence of the party's entry into this Agreement, and the Earnest Deposit shall be promptly refunded to the Purchaser in full. In view of the difficulty of determining Seller's damages in the event of default by Purchaser if Closing does not occur because of Purchaser's default (as distinguished from the exercise by Purchaser of an express right to cancel or terminate as provided in paragraph 6 herein or the failure of any of the conditions to Closing to be satisfied or waived), Seller shall be entitled to retain the Earnest Deposit as full and complete liquidated damages, and not as a penalty and, thereupon, no party shall have any further obligation or liability hereunder nor any other remedy at law or in equity. If the Closing does not occur on account of Seller's default by (i) failing to provide any documents reasonably necessary to effectuate the transactions contemplated by this Agreement, (ii) voluntarily encumbering or causing title defects to occur after the Agreement Date and failing to remove or satisfy such encumbrances or title defects on or before Closing, or (iii) breaching any warranty or representation set forth herein in a material respect, then the Earnest Deposit shall be promptly refunded to the Purchaser and the Purchaser shall be entitled to pursue any and all remedies afforded by law or in equity, including but not limited to: (1) the right to have this Agreement specifically enforced against Seller, and (2) the right to sue Seller for damages resulting to Purchaser.

         12.      MISCELLANEOUS PROVISIONS.

         a) NO WAIVERS. No failure or delay on the part of any party in exercising any right, power, privilege or remedy arising hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude any other or future exercise thereof or the exercise of any other right, power, privilege or remedy. No notice to or demand on any party in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

         b) MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original.

         c) HEADINGS; INTERPRETATION. Section headings have been inserted in this Agreement as a matter of convenience and for reference only and it is agreed that such section headings are

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         not a part of this Agreement and shall not be used in the
         interpretation of any provision of this Agreement. Whenever used herein, the singular shall include the plural, the plural shall include the singular.

         d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall incur to the benefit of the parties hereto and their respective successors and assigns, except as otherwise provided herein. Except as provided in the preceding sentence, there are no third party beneficiaries.

         e) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Georgia.

         f) MODIFICATIONS. No modification, amendment or waiver of any provision of this Agreement, nor any consent to any departure by any party from the terms hereof, shall be effective unless the same be in writing and signed by all parties hereto.

         g) ENTIRE AGREEMENT. This Agreement constitutes the entire and complete agreement between the parties hereto and all prior agreements, understandings, obligations or statements by and between the parties concerning the subject matter hereof will be merged into and be superseded by this Agreement and shall be of no further force and effect. There are no third-party beneficiaries to this Agreement, either intended or unintended.

         h) SURVIVAL. This Agreement and the representations, warranties and covenants contained herein shall survive consununation of the transactions herein contemplated for a period of four (4) years.

         i) ATTORNEY'S FEES. In the event any party hereto files a lawsuit in connection with this Agreement, then the party which prevails in such action shall be entitled to recover, in addition to all other remedies and damages, reasonable attorney's fees and costs of court incurred in such lawsuit.

         j) NOTICES. All notices required or permitted hereunder, and under any instrument delivered pursuant hereto, shall be given in writing, and shall be deemed to have been given and received upon the earlier to occur of: (a) the actual receipt of any such notice by the intended recipient; and (b) the third business day following deposit of any such notice enclosed in a wrapper with postage prepaid, properly addressed to the intended recipient at its address set forth below, as a certified item, return receipt requested, in an official depository of and under the care and custody of the United States Postal Service. The parties' address for notice shall be as follows:

         If to the Purchaser:

         James Robert Shaw
         Classic Restaurants International, Inc.
         3500 Parkway Lane, Suite 435
         Norcross, Georgia 30092
         (770) 729-9010

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         and

         Robert J. Mottern
         Mottern & Van Gelderen
         2200 Century Parkway
         Suite 200
         Atlanta, Georgia 30345
         (404) 329-0606

         If to Seller, Prado or Divine:

         Joseph R. Rollins
         Rollins & Associates, P.C.
         1201 Peachtree Street, N.E.
         400 Colony Square, Suite 1500
         Atlanta, Georgia 30361
         (404) 692-7967

         Any party hereto may change its address for notice set forth herein by giving the other parties at least 10 days advance written notice of such change of address.

         IN WITNESS WHEREOF, the parties have set their hands and seals the date set forth above.



                                     /s/Joseph R. Rollins
                                     By: Joseph Rollins, Individually



                                     JOCKS & JILLS PRADO, INC., a Georgia
                                     corporation


                                     /s/Joseph R. Rollins
                                     By: Joseph R. Rollins
                                     Its: President

                                     DIVINE EVENTS, INC., a Georgia corporation


                                     /s/Joseph R. Rollins
                                     By: Joseph R. Rollins
                                     Its: President


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                                     CLASSIC RESTAURANTS INTERNATIONAL
                                     INC., a Colorado corporation


                                     /s/James Robert Shaw
                                     By: James Robert Shaw, Chairman




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